UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 15, 2013

Date of report (date of earliest event reported)

Graco Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-09249	41-0285640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Telephone Number: (612) 623-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On February 15, 2013, Graco Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of February 12, 2010, between the Company and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agreement”).

The Amendment changes the final expiration date of the Rights Agreement from March 29, 2020 to February 15, 2013. Accordingly, the preferred share purchase rights granted under the Rights Agreement (the “Rights”) will expire at the close of business on February 15, 2013, and the Rights Agreement will be terminated and will be of no further force and effect. The Rights are being de-listed from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934, as amended.

A copy of the Amendment is filed as Exhibit 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form 8-A/A filed on February 15, 2013 and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

The information required by this item is included in Item 1.02 above.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the termination of the Rights Agreement, the Company has filed with the Secretary of State of the State of Minnesota a Statement of Cancellation of the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

4.1	Amendment to Rights Agreement, dated as of February 15, 2013, between the Company and Wells Fargo Bank, N.A., as Rights Agent. (Incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form 8-A/A filed on February 15, 2013.)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GRACO INC.

Date: February 15, 2013	By:	/s/ Karen Park Gallivan
Karen Park Gallivan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

4.1	Amendment to Rights Agreement, dated as of February 15, 2013, between the Company and Wells Fargo Bank, N.A., as Rights Agent.	Incorporated by Reference